Exhibit 99.2

Press Contact:
Tracy Eiler BUSINESS OBJECTS 408 953-6031 tracy.eiler@businessobjects.com

Investor Contacts:
Don Markley BUSINESS OBJECTS 1 408 953 6054 don.markley@businessobjects.com

Anne Guimard BUSINESS OBJECTS +33 1 41 25 39 19 anne.guimard@businessobjects.com

Business Objects Announces Date of Shareholder Meeting to Vote
on Acquisition of Crystal Decisions

SAN JOSE, Calif. And PARIS, France — November 3, 2003 — Business Objects (Nasdaq:BOBJ; Euronext Paris ISIN code FR0004026250) today announced that it will hold a meeting of shareholders on December 11, 2003, for the purpose of approving proposals relating to its previously announced acquisition of Crystal Decisions, Inc. The ordinary and extraordinary general meeting of shareholders will be held at 5:00 p.m., Paris time, at Coeur Defense, Ampitheatre Hermes, La Defense 4, 110 esplanade du General de Gaulle, 92053 Paris La Defense, France.

Business Objects also announced that on October 31, 2003, the Securities and Exchange Commission declared effective the company’s registration statement on Form S-4 containing the proxy statement/prospectus/information statement relating to the Crystal Decisions transaction. The proxy statement/prospectus/information statement will be mailed on or about November 4, 2003 to Business Objects shareholders and to persons who held Business Objects ADSs of record on October 17, 2003, the record date for the ADSs. The document is also being mailed to stockholders of Crystal Decisions.

In addition, Business Objects announced that the Commission des opérations de bourse, or COB, has registered the French information document (Document E) filed in connection with the Crystal Decisions acquisition and the admission for listing on the Premier Marché of Euronext Paris of the shares to be issued by Business Objects pursuant to the transaction.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning Business Objects’ proposed acquisition of Crystal Decisions, Business Objects’ and Crystal Decisions’ expected financial performance, as well as Business Objects’ and Crystal Decisions’ strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Business Objects and Crystal Decisions to the transaction; Business Objects’ ability to successfully integrate Crystal Decisions’ operations and employees; Business Objects’ ability to transition Crystal Decisions’ customers; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ and Crystal Decisions’ products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Crystal Decisions, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the fiscal year ended June 27, 2003. Neither Business Objects nor Crystal Decisions undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information About the Proposed Acquisition and Where to Find It

On October 31, 2003, Business Objects filed a registration statement with the SEC containing Business Objects’ and Crystal Decisions’ definitive proxy statement/prospectus/information statement regarding the proposed acquisition of Crystal Decisions by Business Objects. Investors and security holders of Business Objects and Crystal Decisions are urged to read the definitive proxy statement/prospectus/information statement filed with the SEC on October 31, 2003 and any other relevant materials filed by Business Objects or Crystal Decisions with the SEC because they contain, or will contain, important information about Business Objects, Crystal Decisions and the proposed acquisition. The definitive proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the definitive proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.

About Business Objects

Business Objects is the world’s leading provider of enterprise business intelligence solutions. Business Objects enables organizations to track, understand, and manage enterprise performance. The company’s solutions leverage the information that is stored in an array of corporate databases, enterprise resource planning (ERP), and customer relationship management (CRM) systems.

Popular uses of business intelligence include management dashboards and scorecards, enterprise performance management applications, customer intelligence applications, enterprise reporting, financial reporting, and both customer and partner extranets. These solutions enable companies to gain visibility into their business, acquire and retain profitable customers, reduce costs, optimize the supply chain, increase productivity and improve financial performance.

Business Objects provides the industry’s most integrated business intelligence suite, called BusinessObjects Enterprise 6. This suite includes the industry’s best web query, reporting, and analysis; the most advanced and complete suite of analytic applications; and the best connectivity to packaged applications.

Business Objects has more than 18,000 customers in over 80 countries. The company’s stock is publicly traded under the ticker symbols NASDAQ: BOBJ and Euronext Paris (ISIN: FR0004026250 — BOB). It is included in the SBF 120 and IT CAC 50 French stock market indexes. Business Objects can be reached at 408-953-6000 and www.businessobjects.com.

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BusinessObjects is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated.

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